FOR IMMEDIATE RELEASE

Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2022

Second Quarter Summary

▪Net sales of $181.2 million
•$40.9 million decrease from second quarter of 2021
▪Gross profit of $20.7 million
•$26.6 million decrease from second quarter of 2021
▪Gross profit margin(4) decreased to 11.4% from 21.3% in second quarter of 2021
▪Net loss of $22.4 million
•$23.4 million deterioration from second quarter of 2021
▪Adjusted EBITDA(1) of $(3.9) million
•$21.9 million decrease from second quarter of 2021
▪Issued $41.0 million of Series B Preferred Stock in exchange for $40.0 million of Convertible Senior Notes (“Convertible Notes”), which were cancelled effective June 27, 2022
•Remaining $85.0 million of Convertible Notes repaid on July 1, 2022

Plymouth, Michigan, August 9, 2022 — Horizon Global Corporation (NYSE: HZN), one of the leading manufacturers of branded towing and trailering equipment, today reported financial results for the second quarter of 2022.

“We entered the quarter with inventory levels positioned to meet expected seasonal demand levels for our higher margin non-OE business,” stated Terry Gohl, Horizon Global’s President and Chief Executive Officer. “Seasonal demand fell significantly below our expectations as many of our larger customers deployed their own elevated inventories to service the market. This led to lower than expected in-bound orders and reduced volumes in our higher margin sales channels, which resulted in lower net sales and an unfavorable volume mix. We expect non-OE order volumes to pick up as our customers’ inventory tapers off, which, together with significant reductions to our purchasing levels, should meaningfully reduce our inventory levels and improve our working capital position during the back half of 2022.”

Gohl continued, “We continued to contend with unpredictable OEM production schedules due to ongoing supply chain constraints. This choppiness negatively impacted our volumes and resulted in operational inefficiencies at facilities where we were unable to fully flex our operations. We expect our performance to improve in this sales channel based on a recent stabilization of OEM production schedules and a positive global OEM outlook for the remainder of 2022.”

2022 Second Quarter Segment Results
Horizon Americas. Net sales decreased $17.5 million, or 13.6%, to $110.9 million when compared to the second quarter of 2021. This decrease was primarily driven by a $16.9 million reduction in the aftermarket sales channel attributable to lower sales volumes, with many large customers using their existing inventories to satisfy consumer demand. Gross profit decreased $17.9 million, driven by lower net sales and a significant mix shift from higher margin to lower margin sales channels, coupled with unfavorable manufacturing input costs, primarily increased material costs. Adjusted EBITDA(1) decreased to $3.4 million, as compared to $18.5 million for the second quarter of 2021, primarily due to unfavorable gross profit.

Horizon Europe-Africa. Net sales decreased $23.4 million, or 25.0%, to $70.3 million when compared to the second quarter of 2021. This decrease was primarily due to a combined decrease of $14.5 million in the automotive OEM and OES sales channels and an $8.9 million decrease in the aftermarket sales channel, which were attributable to lower sales volumes. Net sales were also negatively impacted by $8.7 million of unfavorable currency translation in the second quarter of 2022. Gross profit decreased $8.7 million, driven by lower net sales and a mix shift from higher margin to lower margin sales channels, coupled with increased material costs and operational inefficiencies resulting from OEM customer disruptions. Adjusted EBITDA(1) declined to $(1.5) million, as compared to $5.1 million for the second quarter of 2021, primarily due to unfavorable gross profit.

Balance Sheet and Liquidity. Cash and Availability(2) was $46.5 million, an increase of $7.3 million compared to December 31, 2021. Working Capital(3) was $106.2 million, a decrease of $2.6 million compared to December 31, 2021. Gross debt increased $98.9 million to $399.7 million compared to December 31, 2021, primarily reflecting $90.0 million of additional borrowings under the Company’s term loan facility. On July 1, 2022, the additional term loan borrowings were used to repay $85.0 million of aggregate principal on the Company’s Convertible Notes. The Company also issued $41.0 million of Series B Preferred Stock in exchange for $40.0 million of Convertible Notes as of June 30, 2022.

Summary
“Despite the negative impact of uncontrollable outside factors on our performance, we remain focused on improving our commercial position and aggressively controlling costs,” Gohl stated. “We continue to innovate and introduce new and exciting products and our customers continue to reward our innovation with new business awards. We are also taking action to reduce costs and uncertainty in our supply chain by identifying alternative suppliers and insourcing the production of various components. Further, continuous improvement is in our DNA and we are fully leveraging both past and ongoing initiatives to flex our operations and manage controllable costs throughout the business.”

Gohl closed, “We are operating in a challenging business environment, but the foundation of our business remains strong with a dedicated team, innovative products and iconic brands. We look forward to building upon this foundation to create value for our shareholders.”

Conference Call Details
Horizon Global will host a conference call regarding second quarter 2022 earnings on Tuesday, August 9, 2022 at 8:30 a.m. Eastern Time. The conference call will be hosted by Horizon Global's President and Chief Executive Officer, Terry Gohl, and James Zhou, Chief Financial Officer. Participants on the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 825-9786 and from outside the U.S. at (412) 902-4185. Please use the conference identification number 10167920.

The second quarter 2022 results and supplemental materials, including a presentation in PDF format, will be distributed before the market opens on August 9, 2022 and will be available on the Company’s website at www.horizonglobal.com prior to the start of the call.

The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.

A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 6436360. The telephone replay will be available approximately two hours after the end of the call and continue through August 23, 2022.

About Horizon Global
Headquartered in Plymouth, Michigan, Horizon Global is a leading designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver premium products for our customers, engage with our employees and realize value creation for our shareholders.

Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 3,800 employees.

For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties.
These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition and liquidity, including, without limitation, supply chain and logistics issues and inflationary pressures; interest rate volatility; liabilities and restrictions imposed by the Company’s debt instruments, including the Company’s ability to comply with the applicable financial covenants related thereto or obtain any necessary amendments or waivers with respect to such financial covenants; market demand; competitive factors; supply constraints and shipping disruptions; material, logistics and energy costs, including the increased material costs resulting from the COVID-19 pandemic; inflation and deflation rates; the impact the conflict between Russia and Ukraine has on our business, financial condition or future results, including the duration and scope of such conflict, its impact on disruptions and inefficiencies in our supply chain and our ability to procure certain raw materials, as well as on our energy supply in Europe; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions, including recessionary conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; factors affecting the Company’s business that are outside of its control, including natural disasters and severe weather conditions (including those caused by climate change), pandemics, including the current COVID-19 pandemic, accidents and governmental actions; our ability to regain and remain in compliance with the New York Stock Exchange’s (“NYSE”) minimum market capitalization requirement; and other risks that are discussed in Part I, Item 1A, “Risk Factors.” in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2021. The risks described in the Company’s Annual Report on Form 10-K are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows.
The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as otherwise required by law.

(1)	Please refer to “Company and Business Segment Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP. Adjusted EBITDA, as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies.
(2)	"Cash and Availability" refers to “cash and cash equivalents” and amounts of cash accessible but undrawn from credit facilities.
(3)
“Working Capital” defined as "total current assets" excluding "cash, cash equivalents and restricted cash", less "total current liabilities" excluding "current maturities, long-term debt" and "short-term operating lease liabilities".

(4)	“Gross Profit Margin” refers to “gross profit” as a percentage of “net sales”.

Horizon Global Corporation
Condensed Consolidated Statements of Operations
(unaudited - dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$181,220	$222,120	$362,080	$421,310
Cost of sales	(160,500)	(174,830)	(321,150)	(333,460)
Gross profit	20,720	47,290	40,930	87,850
Selling, general and administrative expenses	(31,030)	(35,960)	(64,800)	(69,740)
Operating (loss) profit	(10,310)	11,330	(23,870)	18,110
Interest expense	(8,310)	(6,980)	(15,980)	(14,030)
Loss on debt extinguishment of Replacement Term Loan	—	—	—	(11,650)
Other expense, net	(3,360)	(1,990)	(8,850)	(4,220)
(Loss) income before income tax	(21,980)	2,360	(48,700)	(11,790)
Income tax expense	(450)	(1,400)	(680)	(2,400)
Net (loss) income	(22,430)	960	(49,380)	(14,190)
Less: Net loss attributable to noncontrolling interest	(230)	(330)	(500)	(670)
Net (loss) income attributable to Horizon Global	$(22,200)	$1,290	$(48,880)	$(13,520)
Net (loss) income per share:
Basic	$(0.80)	$0.05	$(1.78)	$(0.50)
Diluted	$(0.80)	$0.04	$(1.78)	$(0.50)

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,440	$11,780
Restricted cash	92,130	5,490
Receivables, net	98,880	80,720
Inventories	165,030	162,830
Prepaid expenses and other current assets	15,110	12,340
Total current assets	397,590	273,160
Property and equipment, net	69,660	71,610
Operating lease right-of-use assets	37,040	37,810
Other intangibles, net	44,310	48,910
Deferred income taxes	1,720	1,750
Other assets	4,490	5,680
Total assets	$554,810	$438,920
Liabilities and Shareholders' Deficit
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$4,440	$3,780
Accounts payable	125,490	102,190
Short-term operating lease liabilities	11,190	11,010
Accrued liabilities	47,380	44,870
Total current liabilities	188,500	161,850
Gross long-term debt	395,270	297,070
Unamortized debt issuance costs and discount	(27,630)	(26,520)
Long-term debt	367,640	270,550
Redeemable preferred stock, $0.01 par: Authorized 100,000,000 shares; Issued and outstanding: 41,000 and 0 shares at June 30, 2022 and December 31, 2021, respectively	41,040	—
Deferred income taxes	1,740	1,920
Long-term operating lease liabilities	33,550	35,930
Other long-term liabilities	7,900	8,920
Total liabilities	640,370	479,170
Total Horizon Global shareholders' deficit	(78,500)	(33,690)
Noncontrolling interest	(7,060)	(6,560)
Total shareholders' deficit	(85,560)	(40,250)
Total liabilities and shareholders' deficit	$554,810	$438,920

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited - dollars in thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(49,380)	$(14,190)

Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	6,760	7,750
Amortization of intangible assets	2,180	2,970
Amortization of original issuance discount and debt issuance costs	5,860	5,400
Deferred income taxes	(40)	1,120
Non-cash compensation expense	2,050	1,710
Paid-in-kind interest	—	650
Loss on debt extinguishment of Replacement Term Loan	—	11,650
Increase in receivables	(23,090)	(30,630)
Increase in inventories	(6,260)	(31,350)
Increase in prepaid expenses and other assets	(2,510)	(440)
Increase in accounts payable and accrued liabilities	34,560	15,960
Other, net	5,450	1,780
Net cash used for operating activities	(24,420)	(27,620)
Cash Flows from Investing Activities:
Capital expenditures	(8,930)	(9,940)
Other, net	—	10
Net cash used for investing activities	(8,930)	(9,930)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	2,100	2,190
Repayments of borrowings on credit facilities	(2,650)	(1,300)
Proceeds from Senior Term Loan, net of issuance costs	118,200	75,300
Repayments of borrowings on Replacement Term Loan, including transaction fees	—	(94,940)
Proceeds from Revolving Credit Facility, net of issuance costs	15,800	20,000
Proceeds from issuance of common stock warrants	3,040	16,300
Proceeds from exercise of common stock warrants	—	420
Other, net	(810)	(640)
Net cash provided by financing activities	135,680	17,330
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,030)	(280)
Cash, Cash Equivalents and Restricted Cash:
Increase (decrease) for the period	101,300	(20,500)
At beginning of period	17,270	50,690
At end of period	$118,570	$30,190
Supplemental disclosure of cash flow information:
Cash paid for interest	$10,590	$10,860
Cash paid for taxes, net of refunds	$860	$1,430

Appendix I

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants, further discussed in the Liquidity and Capital Resources section below. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP. Adjusted EBITDA, as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating profit (loss) to measure stand-alone segment performance.

Adjusted EBITDA is defined as net income (loss) attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable, such as severance, restructuring, relocation and related business disruption costs, gains (losses) on extinguishment of debt, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, debt issuance costs, board transition support and non-cash unrealized foreign currency remeasurement costs.

Adjusted EBITDA for our operating segments for the three months ended June 30, 2022 and 2021 is as follows:

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net (loss) income attributable to Horizon Global				$(22,200)				$1,290	$(23,490)
Net loss attributable to noncontrolling interest				(230)				(330)	100
Net (loss) income				$(22,430)				$960	$(23,390)
Interest expense				8,310				6,980	1,330
Income tax expense				450				1,400	(950)
Depreciation and amortization				4,320				5,220	(900)
EBITDA	$3,190	$(4,340)	$(8,200)	$(9,350)	$15,980	$5,040	$(6,460)	$14,560	$(23,910)
Net loss attributable to noncontrolling interest	—	230	—	230	—	330	—	330	(100)
Severance	—	50	480	530	—	—	—	—	530
Restructuring, relocation and related business disruption costs	320	20	40	380	20	90	(40)	70	310
Non-cash stock compensation	—	—	800	800	—	—	850	850	(50)
Loss (gain) on business divestitures and other assets	440	(20)	—	420	2,480	(10)	—	2,470	(2,050)
Debt issuance costs	—	—	290	290	—	—	190	190	100
Unrealized foreign currency remeasurement costs	(550)	2,550	850	2,850	—	(340)	(110)	(450)	3,300
Adjusted EBITDA	$3,400	$(1,510)	$(5,740)	$(3,850)	$18,480	$5,110	$(5,570)	$18,020	$(21,870)

Segment Information

Financial information for our operating segments for the three months ended June 30, 2022 and 2021 is as follows:

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(dollars in thousands)
Net Sales
Horizon Americas	$110,920	$128,380	$(17,460)	(13.6%)
Horizon Europe-Africa	70,300	93,740	(23,440)	(25.0%)
Total	$181,220	$222,120	$(40,900)	(18.4%)
Gross Profit
Horizon Americas	$17,220	$35,080	$(17,860)	(50.9%)
Horizon Europe-Africa	3,500	12,210	(8,710)	(71.3%)
Total	$20,720	$47,290	$(26,570)	(56.2%)
Operating Profit (Loss)
Horizon Americas	$1,390	$16,760	$(15,370)	(91.7%)
Horizon Europe-Africa	(4,250)	1,240	(5,490)	(442.7%)
Corporate	(7,450)	(6,670)	(780)	(11.7%)
Total	$(10,310)	$11,330	$(21,640)	(191.0%)
Adjusted EBITDA
Horizon Americas	$3,400	$18,480	$(15,080)	(81.6%)
Horizon Europe-Africa	(1,510)	5,110	(6,620)	(129.5%)
Corporate	(5,740)	(5,570)	(170)	(3.1%)
Total	$(3,850)	$18,020	$(21,870)	(121.4%)

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three Months Ended June 30, 2022
	Horizon Americas	Horizon Europe-Africa	Consolidated
Revenue growth as reported	(13.6)%	(25.0)%	(18.4)%
Less: currency impact	—%	(9.2)%	(3.9)%
Revenue growth at constant currency	(13.6)%	(15.8)%	(14.5)%